Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Wednesday, May 3, 2023

MEDIA CONTACT:	INVESTOR CONTACTS:
media@williams.com (800) 945-8723	Danilo Juvane (918) 573-5075	Caroline Sardella (918) 230-9992

Williams Reports Higher First-Quarter Results
TULSA, Okla. – Williams (NYSE: WMB) today announced its unaudited financial results for the three months ended March 31, 2023.

Strong results across key financial metrics demonstrate resiliency through price cycles
•GAAP net income of $926 million, or $0.76 per diluted share (EPS) – up 144% vs. 1Q 2022
•Adjusted net income of $684 million, or $0.56 per diluted share (Adjusted EPS) – up 37% vs. 1Q 2022
•Adjusted EBITDA of $1.795 billion – up $284 million or 19% vs. 1Q 2022
•Cash flow from operations (CFFO) of $1.514 billion – up $432 million or 40% vs. 1Q 2022
•Available funds from operations (AFFO) of $1.445 billion – up $255 million or 21% vs. 1Q 2022
•Dividend coverage ratio of 2.65x (AFFO basis)
•Record gathering volumes of 17.85 Bcf/d – up 18% from 1Q 2022
•Record contracted transmission capacity of 32.5 Bcf/d – up 33% from 1Q 2022
•Continued improvement of balance sheet with leverage ratio of 3.57x

Steadfast project execution to drive additional growth for business in 2023 and beyond
•Began construction of Regional Energy Access; partial in-service expected ahead of schedule late 2023
•Closed on acquisition of MountainWest natural gas transmission and storage business
•Brought into service Taggart in Deepwater Gulf of Mexico, Haynesville Springridge expansion and Marcellus gathering expansion in Southwest Appalachia
•Executed agreements with Chevron to facilitate fee-based growth in Deepwater Gulf of Mexico, Haynesville gathering and our Louisiana Energy Gateway Expansion (LEG)
•Advanced NextGen Gas strategy by leveraging Sequent marketing business; Coterra and Dominion committing additional volumes
•Continued focus on sustainable operations; first major U.S. midstream company to join the Oil & Gas Methane Partnership (OGMP) 2.0 methane performance initiative

CEO Perspective
Alan Armstrong, president and chief executive officer, made the following comments:

“Williams experienced record natural gas gathering volumes and contracted capacity in the first quarter, driving higher earnings across all four core business segments compared to first quarter 2022, with Adjusted EBITDA up nearly 20 percent. These results proved without question that our core business is performing as designed amid volatile price cycles. Our fee-based revenues continued to grow even without including the strong contributions from recent acquisitions. We saw very high gas prices at Opal in the first quarter, which caused negative NGL margins, but the integration of our Sequent marketing business turned this into a positive outcome for Williams, demonstrating our ability to capitalize on volatility.

“We remain squarely focused on our natural gas-focused strategy as we execute a robust list of fully contracted projects within our footprint that will contribute to our long-term adjusted EBITDA growth rate target of 5 to 7 percent. Regional Energy Access, which we expect to start bringing into service ahead of schedule this year, will unlock more of our Northeast gas gathering and processing volumes to serve nearby markets. In addition, the integration of our recent MountainWest acquisition bolsters our position in the Rockies with stable, FERC-regulated natural gas transmission and storage infrastructure.”

Armstrong added, “Williams is making strides to serve both domestic and global energy demand in a lower-carbon and sustainable manner. We were the first major U.S. midstream company to join OGMP 2.0, and we were among the first to invest in and deploy satellite technology to monitor the methane performance of our assets as part of our growing NextGen Gas strategy. It’s certainly an exciting time to be at Williams, and I’m proud of all that our employees are doing across the enterprise to make Williams a leader in the responsible energy market.”

Williams Summary Financial Information	1Q
Amounts in millions, except ratios and per-share amounts. Per share amounts are reported on a diluted basis. Net income amounts are from continuing operations attributable to The Williams Companies, Inc. available to common stockholders.	2023		2022

GAAP Measures
Net Income	$926		$379
Net Income Per Share	$0.76		$0.31
Cash Flow From Operations	$1,514		$1,082

Non-GAAP Measures (1)
Adjusted EBITDA	$1,795		$1,511
Adjusted Net Income	$684		$499
Adjusted Earnings Per Share	$0.56		$0.41
Available Funds from Operations	$1,445		$1,190
Dividend Coverage Ratio	2.65	x	2.30	x

Other
Debt-to-Adjusted EBITDA at Quarter End (2)	3.57	x	3.81	x
Capital Investments (3) (4)	$525		$316

(1) Schedules reconciling Adjusted Net Income, Adjusted EBITDA, Available Funds from Operations and Dividend Coverage Ratio (non-GAAP measures) to the most comparable GAAP measure are available at www.williams.com and as an attachment to this news release.

(2) Does not represent leverage ratios measured for WMB credit agreement compliance or leverage ratios as calculated by the major credit ratings agencies. Debt is net of cash on hand, and Adjusted EBITDA reflects the sum of the last four quarters.

(3) Capital Investments includes increases to property, plant, and equipment (growth & maintenance capital),purchases of and contributions to equity-method investments and purchases of other long-term investments.

(4) 1Q 2023 capital excludes $1.06 billion acquisition of MountainWest Pipeline Holding company, which closed February 14, 2023.

GAAP Measures
First-quarter 2023 net income increased by $547 million compared to the prior year reflecting a favorable change of $450 million in net unrealized gains/losses on commodity derivatives, the benefit of higher service revenues driven by contributions from recent acquisitions and increased volumes at Ohio Valley Midstream, as well as higher commodity marketing margins. These improvements were partially offset by higher operating and administrative expenses, including the impact from recent acquisitions. The tax provision increased primarily due to higher pretax income.

Cash flow from operations for the first quarter of 2023 increased compared to 2022 primarily due to higher operating results exclusive of non-cash items and favorable net changes in working capital.

Non-GAAP Measures
First-quarter 2023 Adjusted EBITDA increased by $284 million over the prior year, driven by the previously described benefits from service revenues and commodity marketing margins, partially offset by higher operating and administrative expenses.
First-quarter 2023 Adjusted Net Income improved by $185 million over the prior year, driven by the previously described impacts to net income, adjusted primarily to remove the effects of net unrealized gains/losses on commodity derivatives and amortization of certain assets from the Sequent acquisition.

First-quarter 2023 Available Funds From Operations (AFFO) increased by $255 million compared to the prior year primarily due to higher operating results exclusive of non-cash items.

Business Segment Results & Form 10-Q
Williams' operations are comprised of the following reportable segments: Transmission & Gulf of Mexico, Northeast G&P, West and Gas & NGL Marketing Services, as well as Other. For more information, see the company's first-quarter 2023 Form 10-Q.

	First Quarter
Amounts in millions	Modified EBITDA			Adjusted EBITDA
	1Q 2023	1Q 2022	Change	1Q 2023	1Q 2022	Change
Transmission & Gulf of Mexico	$715	$697	$18	$728	$697	$31
Northeast G&P	470	418	52	470	418	52
West	304	260	44	286	260	26
Gas & NGL Marketing Services	567	13	554	231	65	166
Other	74	5	69	80	71	9
Total	$2,130	$1,393	$737	$1,795	$1,511	$284

Note: Williams uses Modified EBITDA for its segment reporting. Definitions of Modified EBITDA and Adjusted EBITDA and schedules reconciling to net income are included in this news release.

Transmission & Gulf of Mexico
First-quarter 2023 Modified and Adjusted EBITDA improved compared to the prior year driven by the MountainWest and NorTex Midstream acquisitions. Modified EBITDA for 2023 was further impacted by one-time MountainWest acquisition costs, which are excluded from Adjusted EBITDA.

Northeast G&P
First-quarter 2023 Modified and Adjusted EBITDA increased over the prior year driven by increased volumes at Ohio Valley Midstream, Marcellus South and Cardinal.

West
First-quarter 2023 Modified and Adjusted EBITDA increased compared to the prior year benefiting from realized gains on natural gas hedges and contributions from Trace Midstream acquired in April 2022, partially offset by lower processing margins due to a short-term gas price spike at Opal and severe weather impacts. Modified EBITDA for 2023 was also impacted by a favorable contract settlement, which is excluded from Adjusted EBITDA.

Gas & NGL Marketing Services
First-quarter 2023 Modified EBITDA improved from the prior year primarily reflecting higher commodity marketing margins and a $390 million net favorable change in unrealized gains/losses on commodity derivatives, which is excluded from Adjusted EBITDA.

Other
First-quarter 2023 Modified EBITDA improved compared to the prior year primarily reflecting a $60 million net favorable change in unrealized gains/losses on commodity derivatives, which is excluded from Adjusted EBITDA. These results were partially impacted by severe weather.

2023 Financial Guidance
The company continues to expect 2023 Adjusted EBITDA between $6.4 billion and $6.8 billion. The company expects 2023 growth capex between $1.6 billion to $1.9 billion due to the acceleration of Transco's Regional Energy Access project. Importantly, Williams anticipates a leverage ratio midpoint of 3.65x, which will allow it to retain financial flexibility. The dividend was increased by 5.3% on an annualized basis to $1.79 in 2023 from $1.70 in 2022.

Williams' First-Quarter 2023 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow
Williams' first-quarter 2023 earnings presentation will be posted at www.williams.com. The company’s first-quarter 2023 earnings conference call and webcast with analysts and investors is scheduled for Thursday, May 4, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). Participants who wish to join the call by phone must register using the following link: https://conferencingportals.com/event/MTgNWtxQ

A webcast link to the conference call will be provided on Williams’ Investor Relations website. A replay of the webcast will be available on the website for at least 90 days following the event.

About Williams
As the world demands reliable, low-cost, low-carbon energy, Williams (NYSE: WMB) will be there with the best transport, storage and delivery solutions to reliably fuel the clean energy economy. Headquartered in Tulsa, Oklahoma, Williams is an industry-leading, investment grade C-Corp with operations across the natural gas value chain including gathering, processing, interstate transportation, storage, wholesale marketing and trading of natural gas and natural gas liquids. With major positions in top U.S. supply basins, Williams connects the best supplies with the growing demand for clean energy. Williams owns and operates more than 33,000 miles of pipelines system wide – including Transco, the nation’s largest volume and fastest growing pipeline – and handles approximately one third of the natural gas in the United States that is used every day for clean-power generation, heating and industrial use. Learn how the company is leveraging its nationwide footprint to incorporate clean hydrogen, NextGen Gas and other innovations at www.williams.com.

The Williams Companies, Inc.
Consolidated Statement of Income
(Unaudited)

	Three Months Ended March 31,
	2023	2022
	(Millions, except per-share amounts)
Revenues:
Service revenues	$1,694	$1,537
Service revenues – commodity consideration	36	77
Product sales	845	1,104
Net gain (loss) on commodity derivatives	506	(194)
Total revenues	3,081	2,524
Costs and expenses:
Product costs	553	803
Net processing commodity expenses	54	30
Operating and maintenance expenses	463	394
Depreciation and amortization expenses	506	498
Selling, general, and administrative expenses	176	154
Other (income) expense – net	(31)	(9)
Total costs and expenses	1,721	1,870
Operating income (loss)	1,360	654
Equity earnings (losses)	147	136
Other investing income (loss) – net	8	1
Interest incurred	(304)	(289)
Interest capitalized	10	3
Other income (expense) – net	20	5
Income (loss) before income taxes	1,241	510
Less: Provision (benefit) for income taxes	284	118
Net income (loss)	957	392
Less: Net income (loss) attributable to noncontrolling interests	30	12
Net income (loss) attributable to The Williams Companies, Inc.	927	380
Less: Preferred stock dividends	1	1
Net income (loss) available to common stockholders	$926	$379
Basic earnings (loss) per common share:
Net income (loss) available to common stockholders	$.76	$.31
Weighted-average shares (thousands)	1,219,465	1,216,940
Diluted earnings (loss) per common share:
Net income (loss) available to common stockholders	$.76	$.31
Weighted-average shares (thousands)	1,225,781	1,221,279

The Williams Companies, Inc.
Consolidated Balance Sheet
(Unaudited)

	March 31, 2023	December 31, 2022
	(Millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$477	$152
Trade accounts and other receivables	1,530	2,729
Allowance for doubtful accounts	(6)	(6)
Trade accounts and other receivables – net	1,524	2,723
Inventories	244	320
Derivative assets	243	323
Other current assets and deferred charges	269	279
Total current assets	2,757	3,797
Investments	5,067	5,065
Property, plant, and equipment	49,546	47,057
Accumulated depreciation and amortization	(17,451)	(16,168)
Property, plant, and equipment – net	32,095	30,889
Intangible assets – net of accumulated amortization	7,660	7,363
Regulatory assets, deferred charges, and other	1,357	1,319
Total assets	$48,936	$48,433
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,258	$2,327
Derivative liabilities	180	316
Accrued and other current liabilities	955	1,270
Commercial paper	—	350
Long-term debt due within one year	1,627	627
Total current liabilities	4,020	4,890
Long-term debt	22,785	21,927
Deferred income tax liabilities	3,177	2,887
Regulatory liabilities, deferred income, and other	4,631	4,684
Contingent liabilities and commitments
Equity:
Stockholders’ equity:
Preferred stock ($1 par value; 30 million shares authorized at March 31, 2023 and December 31, 2022; 35,000 shares issued at March 31, 2023 and December 31, 2022)	35	35
Common stock ($1 par value; 1,470 million shares authorized at March 31, 2023 and December 31, 2022; 1,256 million shares issued at March 31, 2023 and 1,253 million shares issued at December 31, 2022)	1,256	1,253
Capital in excess of par value	24,516	24,542
Retained deficit	(12,895)	(13,271)
Accumulated other comprehensive income (loss)	(3)	(24)
Treasury stock, at cost (37 million shares at March 31, 2023 and 35 million shares at December 31, 2022 of common stock)	(1,124)	(1,050)
Total stockholders’ equity	11,785	11,485
Noncontrolling interests in consolidated subsidiaries	2,538	2,560
Total equity	14,323	14,045
Total liabilities and equity	$48,936	$48,433

The Williams Companies, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2023	2022
	(Millions)
OPERATING ACTIVITIES:
Net income (loss)	$957	$392
Adjustments to reconcile to net cash provided (used) by operating activities:
Depreciation and amortization	506	498
Provision (benefit) for deferred income taxes	283	115
Equity (earnings) losses	(147)	(136)
Distributions from equity-method investees	208	212
Net unrealized (gain) loss from derivative instruments	(327)	123
Inventory write-downs	18	—
Amortization of stock-based awards	17	21
Cash provided (used) by changes in current assets and liabilities:
Accounts receivable	1,269	(3)
Inventories	27	178
Other current assets and deferred charges	(4)	(65)
Accounts payable	(1,017)	(138)
Accrued and other current liabilities	(318)	(149)
Changes in current and noncurrent derivative assets and liabilities	82	101
Other, including changes in noncurrent assets and liabilities	(40)	(67)
Net cash provided (used) by operating activities	1,514	1,082
FINANCING ACTIVITIES:
Proceeds from (payments of) commercial paper – net	(352)	—
Proceeds from long-term debt	1,502	3
Payments of long-term debt	(7)	(1,256)
Proceeds from issuance of common stock	3	37
Purchases of treasury stock	(74)	—
Common dividends paid	(546)	(518)
Dividends and distributions paid to noncontrolling interests	(54)	(37)
Contributions from noncontrolling interests	3	3
Payments for debt issuance costs	(8)	—
Other – net	(17)	(30)
Net cash provided (used) by financing activities	450	(1,798)
INVESTING ACTIVITIES:
Property, plant, and equipment:
Capital expenditures (1)	(545)	(291)
Dispositions – net	(7)	(6)
Contributions in aid of construction	11	(3)
Purchases of businesses, net of cash acquired	(1,056)	—
Purchases of and contributions to equity-method investments	(39)	(56)
Other – net	(3)	(4)
Net cash provided (used) by investing activities	(1,639)	(360)
Increase (decrease) in cash and cash equivalents	325	(1,076)
Cash and cash equivalents at beginning of year	152	1,680
Cash and cash equivalents at end of period	$477	$604
_____________
(1) Increases to property, plant, and equipment	$(484)	$(260)
Changes in related accounts payable and accrued liabilities	(61)	(31)
Capital expenditures	$(545)	$(291)

Transmission & Gulf of Mexico
(UNAUDITED)
	2022					2023
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Regulated interstate natural gas transportation, storage, and other revenues (1)	$730	$717	$734	$758	$2,939	$774
Gathering, processing, storage and transportation revenues	82	84	99	100	365	100
Other fee revenues (1)	5	5	4	7	21	6
Commodity margins	15	11	10	7	43	10
Net unrealized gain (loss) from derivative instruments	—	—	1	(1)	—	—
Operating and administrative costs (1)	(202)	(227)	(238)	(239)	(906)	(254)
Other segment income (expenses) - net (1)	19	17	(22)	5	19	26
Proportional Modified EBITDA of equity-method investments	48	45	50	50	193	53
Modified EBITDA	697	652	638	687	2,674	715
Adjustments	—	—	33	13	46	13
Adjusted EBITDA	$697	$652	$671	$700	$2,720	$728

Statistics for Operated Assets
Natural Gas Transmission (2)
Transcontinental Gas Pipe Line
Avg. daily transportation volumes (MMdth)	15.0	13.5	14.7	14.2	14.4	14.3
Avg. daily firm reserved capacity (MMdth)	19.3	19.1	19.2	19.3	19.2	19.5
Northwest Pipeline LLC
Avg. daily transportation volumes (MMdth)	2.8	2.1	2.0	2.9	2.5	3.1
Avg. daily firm reserved capacity (MMdth)	3.8	3.8	3.8	3.8	3.8	3.8
MountainWest (3)
Avg. daily transportation volumes (MMdth)	—	—	—	—	—	4.2
Avg. daily firm reserved capacity (MMdth)	—	—	—	—	—	7.8
Gulfstream - Non-consolidated
Avg. daily transportation volumes (MMdth)	0.9	1.3	1.4	1.1	1.3	1.0
Avg. daily firm reserved capacity (MMdth)	1.3	1.3	1.4	1.4	1.4	1.4
Gathering, Processing, and Crude Oil Transportation
Consolidated (4)
Gathering volumes (Bcf/d)	0.30	0.28	0.29	0.28	0.29	0.28
Plant inlet natural gas volumes (Bcf/d)	0.48	0.46	0.49	0.46	0.47	0.43
NGL production (Mbbls/d)	31	31	26	26	28	28
NGL equity sales (Mbbls/d)	7	7	4	5	6	7
Crude oil transportation volumes (Mbbls/d)	110	124	125	118	119	119
Non-consolidated (5)
Gathering volumes (Bcf/d)	0.39	0.37	0.41	0.42	0.40	0.36
Plant inlet natural gas volumes (Bcf/d)	0.38	0.37	0.41	0.42	0.40	0.36
NGL production (Mbbls/d)	28	26	29	29	28	28
NGL equity sales (Mbbls/d)	8	6	7	10	8	8

(1) Excludes certain amounts associated with revenues and operating costs for tracked or reimbursable charges.
(2) Tbtu converted to MMdth at one trillion British thermal units = one million dekatherms.
(3) Includes 100% of the volumes associated with the MountainWest Acquisition transmission assets after the purchase on February 14, 2023, including 100% of the volumes associated with the operated equity-method investment White River Hub, LLC. Average volumes were calculated over the period owned. Avg. daily transportation volumes and Avg. daily firm reserved capacity for 1st quarter 2023 if averaged over the entire period would have been 2.1 MMdth and 4.0 MMdth, respectively.
(4) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(5) Includes 100% of the volumes associated with operated equity-method investments.

Northeast G&P
(UNAUDITED)
	2022					2023
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Gathering, processing, transportation, and fractionation revenues	$323	$350	$354	$368	$1,395	$391
Other fee revenues (1)	27	27	27	46	127	32
Commodity margins	6	1	3	—	10	5
Operating and administrative costs (1)	(85)	(102)	(101)	(97)	(385)	(101)
Other segment income (expenses) - net	(3)	—	(1)	(1)	(5)	—
Proportional Modified EBITDA of equity-method investments	150	174	182	148	654	143
Modified EBITDA	418	450	464	464	1,796	470
Adjustments	—	—	—	—	—	—
Adjusted EBITDA	$418	$450	$464	$464	$1,796	$470

Statistics for Operated Assets and non-operated Blue Racer Midstream
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d)	4.03	4.19	4.22	4.31	4.19	4.45
Plant inlet natural gas volumes (Bcf/d)	1.46	1.70	1.74	1.70	1.65	1.92
NGL production (Mbbls/d)	110	118	125	127	120	144
NGL equity sales (Mbbls/d)	2	1	1	1	1	4
Non-consolidated (3)
Gathering volumes (Bcf/d)	6.62	6.76	6.58	6.48	6.61	6.97
Plant inlet natural gas volumes (Bcf/d)	0.66	0.76	0.66	0.77	0.71	0.77
NGL production (Mbbls/d)	50	53	45	56	51	54
NGL equity sales (Mbbls/d)	4	3	2	2	3	4

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes volumes associated with Susquehanna Supply Hub, the Northeast JV, and Utica Supply Hub, all of which are consolidated.
(3) Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership; and the Bradford Supply Hub and the Marcellus South Supply Hub within the Appalachia Midstream Services partnership. Also, all periods include non-operated Blue Racer Midstream.

West
(UNAUDITED)
	2022					2023
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Net gathering, processing, transportation, storage, and fractionation revenues	$317	$360	$397	$401	$1,475	$382
Other fee revenues (1)	6	6	6	5	23	5
Commodity margins	23	25	27	27	102	(24)
Operating and administrative costs (1)	(112)	(133)	(128)	(133)	(506)	(115)
Other segment income (expenses) - net	(1)	(1)	(6)	(7)	(15)	23
Proportional Modified EBITDA of equity-method investments	27	31	41	33	132	33
Modified EBITDA	260	288	337	326	1,211	304
Adjustments	—	8	—	—	8	(18)
Adjusted EBITDA	$260	$296	$337	$326	$1,219	$286

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d) (3)	3.47	5.14	5.20	5.50	5.19	5.47
Plant inlet natural gas volumes (Bcf/d)	1.13	1.14	1.21	1.10	1.15	0.92
NGL production (Mbbls/d)	47	49	45	32	43	25
NGL equity sales (Mbbls/d)	17	18	13	7	14	6
Non-consolidated (4)
Gathering volumes (Bcf/d)	0.28	0.28	0.29	0.29	0.29	0.32
Plant inlet natural gas volumes (Bcf/d)	0.27	0.28	0.29	0.29	0.28	0.32
NGL production (Mbbls/d)	31	32	34	32	33	37
NGL and Crude Oil Transportation volumes (Mbbls/d) (5)	118	144	172	151	146	153

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(3) Includes 100% of the volumes associated with the Trace Acquisition gathering assets after the purchase on April 29, 2022. Average volumes were calculated over the period owned. Volumes for 2nd quarter 2022 and year-to-date 2022 if averaged over the entire period would have been 4.68 Bcf/d and 4.72 Bcf/d, respectively.
(4) Includes 100% of the volumes associated with operated equity-method investments, including Rocky Mountain Midstream.
(5) Includes 100% of the volumes associated with operated equity-method investments, including Overland Pass Pipeline Company and Rocky Mountain Midstream.

Gas & NGL Marketing Services
(UNAUDITED)
	2022					2023
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Commodity margins	$100	$23	$39	$161	$323	$265
Other fee revenues	1	—	1	1	3	1
Net unrealized gain (loss) from derivative instruments	(57)	(288)	5	66	(274)	333
Operating and administrative costs	(31)	(23)	(24)	(18)	(96)	(32)
Other segment income (expenses) - net	—	6	(1)	(1)	4	—
Modified EBITDA	13	(282)	20	209	(40)	567
Adjustments	52	288	18	(60)	298	(336)
Adjusted EBITDA	$65	$6	$38	$149	$258	$231

Statistics
Product Sales Volumes
Natural Gas (Bcf/d)	7.96	6.66	7.11	7.05	7.20	7.24
NGLs (Mbbls/d)	246	234	267	254	250	234

Other
(UNAUDITED)
	2022					2023
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Service revenues	$9	$7	$6	$2	$24	$3
Net realized product sales	96	142	180	184	602	120
Net unrealized gain (loss) from derivative instruments	(66)	47	29	15	25	(6)
Operating and administrative costs	(33)	(57)	(62)	(59)	(211)	(48)
Other segment income (expenses) - net	(1)	—	(13)	8	(6)	5
Modified EBITDA	5	139	140	150	434	74
Adjustments	66	(47)	(13)	(15)	(9)	6
Adjusted EBITDA	$71	$92	$127	$135	$425	$80

Statistics
Net Product Sales Volumes
Natural Gas (Bcf/d)	0.12	0.19	0.27	0.31	0.22	0.26
NGLs (Mbbls/d)	7	7	8	7	7	3
Crude Oil (Mbbls/d)	2	3	2	2	2	1

Capital Expenditures and Investments
(UNAUDITED)
	2022					2023
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Capital expenditures:
Transmission & Gulf of Mexico	$125	$129	$637	$358	$1,249	$205
Northeast G&P	40	30	52	92	214	99
West	61	82	94	226	463	169
Other	65	74	58	130	327	72
Total (1)	$291	$315	$841	$806	$2,253	$545

Purchases of and contributions to equity-method investments:
Transmission & Gulf of Mexico	$16	$26	$11	$17	$70	$8
Northeast G&P	32	18	28	8	86	31
Other	8	—	1	1	10	—
Total	$56	$44	$40	$26	$166	$39

Summary:
Transmission & Gulf of Mexico	$141	$155	$648	$375	$1,319	$213
Northeast G&P	72	48	80	100	300	130
West	61	82	94	226	463	169
Other	73	74	59	131	337	72
Total	$347	$359	$881	$832	$2,419	$584

Capital investments:
Increases to property, plant, and equipment	$260	$382	$907	$845	$2,394	$484
Purchases of businesses, net of cash acquired	—	933	—	—	933	1,056
Purchases of and contributions to equity-method investments	56	44	40	26	166	39
Purchases of other long-term investments	—	3	3	5	11	2
Total	$316	$1,362	$950	$876	$3,504	$1,581

(1) Increases to property, plant, and equipment	$260	$382	$907	$845	$2,394	$484
Changes in related accounts payable and accrued liabilities	31	(67)	(66)	(39)	(141)	61
Capital expenditures	$291	$315	$841	$806	$2,253	$545

Contributions from noncontrolling interests	$3	$5	$7	$3	$18	$3
Contributions in aid of construction	$(3)	$9	$2	$4	$12	$11
Proceeds from disposition of equity-method investments	$—	$—	$7	$—	$7	$—

Non-GAAP Measures
This news release and accompanying materials may include certain financial measures – adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, available funds from operations and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from net income to determine adjusted income and adjusted earnings per share. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Available funds from operations is defined as cash flow from operations excluding the effect of changes in working capital and certain other changes in noncurrent assets and liabilities, reduced by preferred dividends and net distributions to noncontrolling interests.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted income, nor available funds from operations are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income
(UNAUDITED)
	2022					2023
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Income (loss) attributable to The Williams Companies, Inc. available to common stockholders	$379	$400	$599	$668	$2,046	$926

Income (loss) - diluted earnings (loss) per common share (1)	$.31	$.33	$.49	$.55	$1.67	$.76
Adjustments:
Transmission & Gulf of Mexico
Loss related to Eminence storage cavern abandonments and monitoring	$—	$—	$19	$12	$31	$—
Regulatory liability charges associated with decrease in Transco’s estimated deferred state income tax rate	—	—	15	—	15	—
Net unrealized (gain) loss from derivative instruments	—	—	(1)	1	—	—
MountainWest acquisition and transition-related costs	—	—	—	—	—	13
Total Transmission & Gulf of Mexico adjustments	—	—	33	13	46	13
West
Trace acquisition costs	—	8	—	—	8	—
Gain from contract settlement	—	—	—	—	—	(18)
Total West adjustments	—	8	—	—	8	(18)
Gas & NGL Marketing Services
Amortization of purchase accounting inventory fair value adjustment	15	—	—	—	15	—
Impact of volatility on NGL linefill transactions	(20)	—	23	6	9	(3)
Net unrealized (gain) loss from derivative instruments	57	288	(5)	(66)	274	(333)
Total Gas & NGL Marketing Services adjustments	52	288	18	(60)	298	(336)
Other
Regulatory liability charge associated with decrease in Transco’s estimated deferred state income tax rate	—	—	5	—	5	—
Net unrealized (gain) loss from derivative instruments	66	(47)	(29)	(15)	(25)	6
Accrual for loss contingencies	—	—	11	—	11	—
Total Other adjustments	66	(47)	(13)	(15)	(9)	6
Adjustments included in Modified EBITDA	118	249	38	(62)	343	(335)
Adjustments below Modified EBITDA
Amortization of intangible assets from Sequent acquisition	42	41	42	42	167	15
Depreciation adjustment related to Eminence storage cavern abandonments	—	—	(1)	—	(1)	—
	42	41	41	42	166	15
Total adjustments	160	290	79	(20)	509	(320)
Less tax effect for above items	(40)	(72)	(17)	5	(124)	78
Adjustments for tax-related items (2)	—	(134)	(69)	—	(203)	—
Adjusted income available to common stockholders	$499	$484	$592	$653	$2,228	$684
Adjusted income - diluted earnings per common share (1)	$.41	$.40	$.48	$.53	$1.82	$.56
Weighted-average shares - diluted (thousands)	1,221,279	1,222,694	1,222,472	1,224,212	1,222,672	1,225,781
(1) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.
(2) The second quarter of 2022 includes adjustments for the reversal of valuation allowance due to the expected utilization of certain deferred income tax assets and previously unrecognized tax benefits from the resolution of certain federal income tax audits. The third quarter of 2022 includes an unfavorable adjustment to reverse the net benefit primarily associated with a significant decrease in our estimated deferred state income tax rate, partially offset by an unfavorable revision to a state net operating loss carryforward.

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2022					2023
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Net income (loss)	$392	$407	$621	$697	$2,117	$957
Provision (benefit) for income taxes	118	(45)	96	256	425	284
Interest expense	286	281	291	289	1,147	294
Equity (earnings) losses	(136)	(163)	(193)	(145)	(637)	(147)
Other investing (income) loss - net	(1)	(2)	(1)	(12)	(16)	(8)
Proportional Modified EBITDA of equity-method investments	225	250	273	231	979	229
Depreciation and amortization expenses	498	506	500	505	2,009	506
Accretion expense associated with asset retirement obligations for nonregulated operations	11	13	12	15	51	15
Modified EBITDA	$1,393	$1,247	$1,599	$1,836	$6,075	$2,130

Transmission & Gulf of Mexico	$697	$652	$638	$687	$2,674	$715
Northeast G&P	418	450	464	464	1,796	470
West	260	288	337	326	1,211	304
Gas & NGL Marketing Services	13	(282)	20	209	(40)	567
Other	5	139	140	150	434	74
Total Modified EBITDA	$1,393	$1,247	$1,599	$1,836	$6,075	$2,130

Adjustments (1):
Transmission & Gulf of Mexico	$—	$—	$33	$13	$46	$13
West	—	8	—	—	8	(18)
Gas & NGL Marketing Services	52	288	18	(60)	298	(336)
Other	66	(47)	(13)	(15)	(9)	6
Total Adjustments	$118	$249	$38	$(62)	$343	$(335)

Adjusted EBITDA:
Transmission & Gulf of Mexico	$697	$652	$671	$700	$2,720	$728
Northeast G&P	418	450	464	464	1,796	470
West	260	296	337	326	1,219	286
Gas & NGL Marketing Services	65	6	38	149	258	231
Other	71	92	127	135	425	80
Total Adjusted EBITDA	$1,511	$1,496	$1,637	$1,774	$6,418	$1,795

(1) Adjustments by segment are detailed in the "Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income," which is also included in these materials.

Reconciliation of Cash Flow from Operating Activities to Available Funds from Operations (AFFO)
(UNAUDITED)
	2022					2023
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

The Williams Companies, Inc.
Reconciliation of GAAP "Net cash provided (used) by operating activities" to Non-GAAP "Available funds from operations"

Net cash provided (used) by operating activities	$1,082	$1,098	$1,490	$1,219	$4,889	$1,514
Exclude: Cash (provided) used by changes in:
Accounts receivable	3	794	(125)	61	733	(1,269)
Inventories, including write-downs	(178)	177	77	(127)	(51)	(45)
Other current assets and deferred charges	65	(50)	47	(29)	33	4
Accounts payable	138	(828)	(53)	333	(410)	1,017
Accrued and other current liabilities	149	(125)	(191)	(42)	(209)	318
Changes in current and noncurrent derivative assets and liabilities	(101)	52	(37)	(8)	(94)	(82)
Other, including changes in noncurrent assets and liabilities	67	65	73	11	216	40
Preferred dividends paid	(1)	—	(1)	(1)	(3)	(1)
Dividends and distributions paid to noncontrolling interests	(37)	(58)	(46)	(63)	(204)	(54)
Contributions from noncontrolling interests	3	5	7	3	18	3
Available funds from operations	$1,190	$1,130	$1,241	$1,357	$4,918	$1,445

Common dividends paid	$518	$517	$518	$518	$2,071	$546

Coverage ratio:
Available funds from operations divided by Common dividends paid	2.30	2.19	2.40	2.62	2.37	2.65

Reconciliation of Net Income (Loss) to Modified EBITDA, Non-GAAP Adjusted EBITDA and Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)

	2023 Guidance
(Dollars in millions, except per-share amounts and coverage ratio)	Low	Mid	High

Net income (loss)	$2,080	$2,230	$2,380
Provision (benefit) for income taxes	665	715	765
Interest expense		1,220
Equity (earnings) losses		(580)
Proportional Modified EBITDA of equity-method investments		930
Depreciation and amortization expenses and accretion for asset retirement obligations associated with nonregulated operations		2,065
Other		(14)
Modified EBITDA	$6,366	$6,566	$6,766
EBITDA Adjustments		34
Adjusted EBITDA	$6,400	$6,600	$6,800

Net income (loss)	$2,080	$2,230	$2,380
Less: Net income (loss) attributable to noncontrolling interests & preferred dividends		100
Net income (loss) attributable to The Williams Companies, Inc. available to common stockholders	$1,980	$2,130	$2,280

Adjustments:
Adjustments included in Modified EBITDA (1)		34
Adjustments below Modified EBITDA (2)		59
Allocation of adjustments to noncontrolling interests		—
Total adjustments		93
Less tax effect for above items		(23)
Adjusted income available to common stockholders	$2,050	$2,200	$2,350
Adjusted diluted earnings per common share	$1.67	$1.80	$1.92
Weighted-average shares - diluted (millions)		1,225

Available Funds from Operations (AFFO):
Net cash provided by operating activities (net of changes in working capital, changes in current and noncurrent derivative assets and liabilities, and changes in other, including changes in noncurrent assets and liabilities)	$4,900	$5,100	$5,300
Preferred dividends paid		(3)
Dividends and distributions paid to noncontrolling interests		(225)
Contributions from noncontrolling interests		53
Available funds from operations (AFFO)	$4,725	$4,925	$5,125
AFFO per common share	$3.86	$4.02	$4.18
Common dividends paid		$2,190
Coverage Ratio (AFFO/Common dividends paid)	2.16x	2.25x	2.34x

(1) Includes transaction and transition costs associated with the MountainWest acquisition
(2) Includes amortization of Sequent intangible asset of $59 million

Forward-Looking Statements
The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•Levels of dividends to Williams stockholders;

•Future credit ratings of Williams and its affiliates;

•Amounts and nature of future capital expenditures;

•Expansion and growth of our business and operations;

•Expected in-service dates for capital projects;

•Financial condition and liquidity;

•Business strategy;

•Cash flow from operations or results of operations;

•Seasonality of certain business components;

•Natural gas, natural gas liquids and crude oil prices, supply, and demand;

•Demand for our services;

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•Availability of supplies, market demand, and volatility of prices;

•Development and rate of adoption of alternative energy sources;

•The impact of existing and future laws and regulations, the regulatory environment, environmental matters, and litigation, as well as our ability to obtain necessary permits and approvals, and achieve favorable rate proceeding outcomes;

•Our exposure to the credit risk of our customers and counterparties;

•Our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and to consummate asset sales on acceptable terms;

•Whether we are able to successfully identify, evaluate, and timely execute our capital projects and investment opportunities;

•The strength and financial resources of our competitors and the effects of competition;

•The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•Whether we will be able to effectively execute our financing plan;

•Increasing scrutiny and changing expectations from stakeholders with respect to our environmental, social, and governance practices;

•The physical and financial risks associated with climate change;

•The impacts of operational and developmental hazards and unforeseen interruptions;

•The risks resulting from outbreaks or other public health crises, including COVID-19;

•Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•Acts of terrorism, cybersecurity incidents, and related disruptions;

•Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•Changes in maintenance and construction costs, as well as our ability to obtain sufficient construction-related inputs, including skilled labor;

•Inflation, interest rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies, and the availability and cost of capital;

•The ability of the members of the Organization of Petroleum Exporting Countries and other oil exporting nations to agree to and maintain oil price and production controls and the impact on domestic production;

•Changes in the current geopolitical situation, including the Russian invasion of Ukraine;

•Changes in U.S. governmental administration and policies;

•Whether we are able to pay current and expected levels of dividends;

•Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to, and do not intend to, update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 27, 2023.

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